Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Schrödinger, Inc.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

Portland, Oregon

February 6, 2020